May 2, 2011

Acquired Funds listed on Schedule A

RiverSource Variable Series Trust

225 Franklin Street

Boston, MA 02110

Acquiring Funds listed on Schedule A

Columbia Funds Variable Insurance Trust

225 Franklin Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization dated as of December 20, 2010 (the “Agreement and Plan”) by and among: (i) Columbia Funds Variable Insurance Trust, a Massachusetts business trust (the “Acquired Company”), on behalf of each of its series listed as an “Acquired Fund” on Schedule A attached hereto (“Schedule A”); (ii) RiverSource Variable Series Trust, a Massachusetts business trust (the “Acquiring Company”), on behalf of each of its series listed as a corresponding “Acquiring Fund” on Schedule A; and (iii) Columbia Management Investment Advisers, LLC (“Columbia Management”), the investment advisor to each Acquired Fund and Acquiring Fund. With respect to each Acquired Fund and its corresponding Acquiring Fund, the Agreement and Plan describes a proposed RIC-to-Partnership Reorganization (in each case, the “Reorganization”) to occur on the date of this letter (the “Closing Date”), pursuant to which the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange for Units of beneficial interest in the Acquiring Fund (the “Acquiring Fund Units”) and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, following which the Acquiring Fund Units received by the Acquired Fund will be distributed by the Acquired Fund to its shareholders in complete liquidation and termination of the Acquired Fund. Under the Agreement, each Reorganization is to be treated as if the Reorganization had been the subject of a separate agreement. In respect of each Reorganization, this opinion as to certain U.S. federal income tax consequences of the

May 2, 2011

Reorganization is furnished to you, for the benefit of the applicable Acquired Fund and Acquiring Fund, pursuant to Section 8.6 of the Agreement and Plan. The following discussion applies to each Reorganization, and relates to the applicable and corresponding Acquired Fund and Acquiring Fund, as well as the Acquired Company and Acquiring Company. Capitalized terms not defined herein are used herein as defined in the Agreement and Plan.1

The Acquired Fund is a series of the Acquired Company, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of the Acquired Fund are redeemable at net asset value at each shareholder’s option. The Acquired Fund has elected to be a regulated investment company for federal income tax purposes under section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).2

The Acquiring Fund is a series of the Acquiring Company, which is registered under the 1940 Act as an open-end management investment company. Prior and subsequent to the distribution of the Acquiring Fund Units by the Acquired Fund to the Acquired Fund shareholders, the Acquiring Fund was and will continue to be treated as a partnership that is not a publicly traded partnership for federal income tax purposes pursuant to Treasury Regulation section 301.7701-3 and IRS Private Letter Rulings 200726012 and 200726013 (June 29, 2007).3

Each Fund serves as a funding vehicle for annuity contracts and insurance contracts (each, a “Contract”) offered by certain insurance companies. An insurance company establishes separate accounts, including subaccounts, (the “Separate Accounts”) that in turn purchase shares or units of a Fund in order to fund the insurance company’s obligations under Contracts that the insurance company has written. The shares of the Acquired Fund are held exclusively by insurance companies (the “Insurance Companies”) through one or more Separate Accounts each has established. Each Fund has represented that the Acquiring Fund Units are and will continue to be held by no more than 100 holders.4 Further, each Fund has represented that: (i) no Contract owner has the right to select or to recommend particular investments or investment strategies for the Fund or for any Separate Account; and (ii) participation in the performance of (i.e., indirect investment in) the Separate Accounts is available solely through the purchase of a Contract and is not otherwise publicly available. Thus, for federal income tax purposes, each

[1]	In this letter, “a Fund” or “the Fund” refers to either of the applicable Acquiring Fund or Acquired Fund, “each Fund” refers to the each of the applicable Acquiring Fund and Acquired Fund, and “the Funds” refer to the applicable Acquiring Fund and Acquired Fund collectively.
[2]	Unless otherwise indicated, all section references are to the Code.
[3]	On July 26, 2006, the unit holders of the Acquiring Fund (RiverSource Life Insurance Company and RiverSource Life Insurance Co of New York) requested private letter rulings from the IRS confirming that the Acquiring Fund was and will continue to be treated as a partnership that is not a publicly traded partnership for federal income tax purposes. On April 4, 2007, the IRS issued Priv. Ltr. Ruls. 200726012 and 200726013 confirming the above. In connection with these ruling requests, the unit holders of the Acquiring Fund represented that the Acquiring Fund Units were and would continue to be held by no more than 100 holders, and that each interest in the Acquiring Fund held by a Separate Account of an insurance company was and would be owned by the issuer of the applicable Contract, and not by the Contract owner.
[4]	For purposes of this representation, the holder of the Acquiring Fund Units held through one or more separate accounts of an insurance company is the insurance company.

May 2, 2011

interest in the Fund held through a Separate Account of an insurance company is owned by the issuer of the applicable Contract, and not by the Contract owner.

For purposes of this opinion, we have considered the Agreement and Plan, the combined Prospectus/Proxy Statement dated December 20, 2010, and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof (the “Representation Letters”), representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and Plan and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and Plan and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement and Plan without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement and Plan, as well as those representations contained in the Representation Letters, are true and complete; and (iii) any representation made in any of the documents referred to herein “to the best of the knowledge” of any person or party is true without regard to such qualification.

The facts represented to us in the Representation Letters and our review of the foregoing materials support the conclusion that, based on the analysis and subject to the considerations set forth below, the Acquired Fund’s tax basis in its assets will carry over to the Acquiring Fund, the Acquiring Fund’s holding period in those assets will include the Acquired Fund’s holding period therein, and the Acquired Fund’s distribution of the Acquiring Fund Units will eliminate the tax liability of the Acquired Fund with respect to any gain recognized upon the distribution of the Acquiring Fund Units to the Acquired Fund shareholders.

Acquiring Fund’s Basis and Holding Period in the Transferred Assets

On the Closing Date, the Acquired Fund will transfer all of its assets to the Acquiring Fund in exchange for the Acquiring Fund Units, and the Acquiring Fund will assume all the liabilities of the Acquired Fund. We believe this transfer will qualify as a contribution of property to a partnership by a partner within the meaning of Section 721 of the Code. As a result, the Acquiring Fund’s basis in the assets received from the Acquired Fund in the exchange will be determined under Section 723 of the Code, which states: “The basis of property contributed to a partnership by a partner shall be the adjusted basis of such property to the contributing partner at the time of the contribution increased by the amount (if any) of gain recognized under Section 721(b) to the contributing partner at such time.”

Section 721(b) provides that gain will be realized “on a transfer of property to a partnership which would be treated as an investment company (within the meaning of section 351) if the partnership were incorporated.” The definition of “investment company” for this

May 2, 2011

purpose, and more generally the rules for application of this provision, are found in Treasury Regulations under Section 351 of the Code.5 Under Treas. Reg. § 1.351-1(c)(i), gain is not recognized on a transfer to a partnership under section 721(b) unless “the transfer results, directly or indirectly, in diversification of the transferors’ interests.” Under Treas. Reg. § 1.351-1(c)(6), “a transfer of stocks and securities will not be treated as resulting in a diversification of the transferors’ interests if each transferor transfers a diversified portfolio of stocks and securities.” The Acquired Fund has represented that it will transfer to the Acquiring Fund a diversified portfolio of assets within the meaning of Treas. Reg. § 1.351-1(c)(6), and the Acquiring Fund has represented that it expects to offer its shares continuously to permitted shareholders under Treasury Regulations section 1.817-5(f) in exchange for cash, following the Reorganization. As a result, under Section 723 of the Code, the Acquiring Fund’s basis of assets transferred to Acquiring Fund by Acquired Fund in the Reorganization will be equal to the Acquired Fund’s basis in such assets immediately prior to the Reorganization.6

Given the foregoing treatment of the Acquiring Fund’s tax basis, the Acquiring Fund’s holding period in the assets received from the Acquired Fund in the Reorganization will include the Acquired Fund’s holding period in such assets, under Section 1223(2) of the Code.

Potential Application of the Disguised Sale Rules

Notwithstanding the above, we note that if or to the extent the transfer of Acquired Fund assets (the “Transferred Assets”) in connection with the Reorganization were treated as a “disguised sale” under Section 707(a)(2)(B) of the Code, such transfer would be treated as a sale or exchange of the Transferred Assets rather than a contribution of property under Section 721(a), in which case the Acquiring Fund’s basis in the Transferred Assets would be the assets’ fair market value and the holding period would not include Acquired Fund’s holding period in such assets. As an open-end fund, the Acquiring Fund is required to redeem units for cash or other consideration upon the demand of unit holders,7 raising the question whether the disguised sale rules could apply to redemptions by former Acquired Fund shareholders following the Reorganization.

Section 707(a)(2)(B) could possibly apply in lieu of Section 721(a) where a person transfers property to a partnership for which property the person receives or is deemed to receive cash or other consideration. If a transfer of property to the partnership and transfer of cash to the partner are made within two years of each other, the transfer is presumed to be a disguised sale unless the facts and circumstances clearly establish otherwise.8 The regulations set forth a list of factors relevant to a determination of whether a disguised sale has occurred that we believe do

[5]	Code § 721(b). See General Explanation of the Tax Reform Act of 1976 (H.R. 1062, 94th Congress, Public Law 94-455) prepared by the Joint Committee on Taxation, December 29, 1976, at 657.
[6]	Acquiring Fund has represented that it has no election in place under Section 754 of the Code, so Acquiring Fund’s basis in its assets, including the assets received from the Acquired Fund in the exchange, is not further adjusted in connection with the Reorganization.
[7]	See Sections 2(a)(32) and 22(e) of the 1940 Act.
[8]	Treas. Reg. Section 1.707-3(c). In addition, when the transfer of property and the transfer of cash occur within two years of each other, the transfers must be disclosed to the IRS. Treas. Reg. §§ 1.707-3(c)(2) and 1.707-8.

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not point towards a disguised sale in these circumstances.9 In this case, each of the Acquired Fund and the Acquiring Fund has represented that Acquired Fund shareholders will receive no consideration other than Acquiring Fund Units in connection with the Reorganization.10 Further, immediately following its acquisition of the Acquiring Fund Units and as part of the Reorganization, Acquired Fund will transfer those units to its shareholders in complete liquidation of Acquired Fund. As a result, any subsequent redemption would be made by (and the proceeds thereof received by) a person other than the transferor of the Transferred Assets to the Acquiring Fund. Moreover, pursuant to Treas. Reg. Section 1.707-3(b)(1), a disguised sale occurs if, based on all the facts and circumstances, (i) a transfer of cash to the person transferring the property to the partnership would not have been made but for the transfer of property and (ii) in cases in which the transfers of property and cash are not made simultaneously, the subsequent transfer is not dependent on the entrepreneurial risks of partnership operations. In this case, the former shareholders of the Acquired Fund have the same rights of redemption as all holders of interests in the Acquiring Fund, and prior to any redemption will share in the performance of the Acquiring Fund in the same manner as all other unit holders. And lastly we assume, with your permission, that the shareholders of the Acquired Fund have no plan or intention (i) to redeem Acquiring Fund Units either directly or indirectly, in connection with the Reorganization or (ii) to otherwise redeem Acquiring Fund Units after the Reorganization other than in the ordinary course of business in connection with making required payments on the Contracts or to effect requests by Contract owners to reallocate the value of their Contracts among investment options as permitted by the Contracts. Nonetheless, there is no guidance regarding how to apply the facts and circumstances test to an open-end investment management company that transfers cash to partners in connection with the redemption of units within two years following a transfer of property to the partnership.11

[9]	Treas. Reg. Section 1.707-3(b)(2). It is not clear whether ordinary course redemptions should properly be treated as disguised sales. See e.g. Rev. Rul. 99-58, 1999-2 CB 701 (ruling that redemptions of stock by a corporation pursuant to an ordinary course stock repurchase plan following a reorganization are not taken into account for purposes of meeting the continuity of proprietary interest requirement applicable to tax-free reorganizations).
[10]	The Acquiring Fund will also assume all the liabilities of the Acquired Fund in connection with the Reorganization. In certain circumstances, an assumption of liabilities by a partnership in connection with the transfer of property by a partner to the partnership could be treated as a transfer of consideration to the partner, thus potentially giving rise to a disguised sale. Treas. Reg. Section 1.707-5(a). However, if (i) all the assets used in a trade or business are transferred to a partnership and (ii) liabilities assumed by the partnership were incurred in the ordinary course of such trade or business, such assumption of liabilities will not give rise to a disguised sale. Treas. Reg. Section 1.707-5(a)(6)(D). In the case of the Reorganization, the Acquired Fund will transfer all of its assets to the Acquiring Fund, and the Acquired Company has represented that the liabilities of the Acquired Fund to be assumed by Acquiring Fund and the liabilities, if any, to which the Transferred Assets are subject were incurred by the Acquired Fund in the ordinary course of its business.
[11]	In addition, it is not clear whether reallocations of partnership liabilities should be treated as deemed contributions to (in cases where a partner’s share of liabilities increases due to the reallocation), and distributions from (in cases where a partner’s share of liabilities decreases due to the reallocation) the partnership, and therefore as transfers of consideration that could give rise to a disguised sale. In proposed regulations under Section 707, the Service has taken the view that such deemed contributions and distributions should not be treated as resulting in transfers of consideration for purposes of the rules governing the disguised sale of a partnership interest. See, Section 707 Regarding Disguised Sales, Generally, 2004-2 C.B. 1009, 1010 (published in the Federal Register on November 26, 2004). However, the proposed regulations were subsequently withdrawn. See, Withdrawal of Notice of Proposed Rulemaking, 74 Fed. Reg. 3508, 3509 (January 21, 2009).

May 2, 2011

Consequently, we express no opinion as to whether Section 707(a)(2)(B) may apply to treat as a sale any portion of the Reorganization. That said, we believe that in the absence of unusual facts pointing to specific situations implicating the disguised sale rules (i.e., redemptions of Acquiring Fund Units in connection with the Reorganization), of which we are unaware, the better view is that transfers of cash from the Acquiring Fund upon ordinary course redemptions in accordance with the terms of sections 2(a)(32) and 22(e) of the 1940 Act following the Reorganization are most likely not disguised sales.

Recognition of Gain or Loss Upon Distribution of the Acquiring Fund Units

The Acquired Fund will distribute the Acquiring Fund Units to its shareholders in liquidation. The Acquired Fund will recognize capital gain or loss upon the distribution of the Acquiring Fund Units except to the extent, if any, that the distribution qualifies for nonrecognition of gain treatment or is not eligible for loss recognition at the corporate level under section 337 of the Code.12 In other words, the Acquired Fund will recognize gain or loss with respect to the distribution made to shareholders, except with respect to the distribution, if any, made to a shareholder that is an “80% distributee” within the meaning of section 337(c) of the Code, including a shareholder that owns 80% or more of the total voting power or value of the stock of the Acquired Fund.13 The amount of capital gain or loss recognized upon liquidation will equal the value of the assets transferred to the Acquiring Fund less the adjusted basis of such assets, to the extent the assets transferred do not qualify for nonrecognition treatment under section 337.14 If the Acquired Fund recognizes net capital loss on liquidation, the loss will be available to offset net capital gain, if any, recognized during the Acquired Fund’s final taxable year, and otherwise will expire unused.

Distribution of Gain Recognized in the Reorganization

The Acquired Fund eliminates an entity-level tax on any net gain it recognizes upon the distribution of the Acquiring Fund Units by making a distribution or distributions equal to the amount of such gain qualifying for the deduction for dividends paid under sections 561 and 562 of the Code (the “dividends-paid deduction”). We believe that the Acquired Fund will distribute such net gain in a manner qualifying for the dividends-paid deduction through either (i) its distribution of the Acquiring Fund Units in complete liquidation within 24 months of the adoption of the plan of liquidation, or (ii) its declaration of a dividend or dividends payable in Acquiring Fund Units on or prior to the Closing Date and payment thereof, in each case in a timely manner to generate a dividends-paid deduction applicable to the taxable year in which the Fund recognized such gain.

A regulated investment company (“RIC”) satisfies its distribution requirements to qualify for tax treatment under subchapter M of the Code and to avoid entity-level taxes by making

[12]	Code § 336.
[13]	See Code §§ 332(b) and 1504(a)(2).
[14]	Code §§ 336 and 1001.

May 2, 2011

distributions that qualify for the dividends-paid deduction.15 Section 852(a)(1) states that the provisions of subchapter M shall not apply to a RIC for a taxable year unless the RIC’s deduction for dividends paid equals or exceeds 90% of the sum of its investment company taxable income (as that term is defined in Code Section 852(b)(2), without regard to the deduction for dividends paid) and net tax-exempt interest income, for such year. This is called the “Distribution Requirement.” Additionally, RICs must distribute at least 98% of their income and gain to avoid paying an excise tax on undistributed income under section 4982 and must distribute all their income and gain to avoid any liability for income tax under Code § 852(b). In the case of corporations eligible to reduce their tax at the corporate level by distributing their income and gains, whether a distribution qualifies for the dividends-paid deduction is determined under sections 561 and 562 of the Code.

Under section 562, distributions that qualify as dividends under section 316 of the Code (“Section 316 dividends”) qualify for the dividends-paid deduction16 provided that they are not “preferential dividends,” as set forth in section 562(c). To be non-preferential, a dividend must be made pro rata, with no preference to any share as compared with other shares of the same class and with no preference to one class of stock as compared with another class, except to the extent a class is entitled to a preference.17

RICs generally distribute most of their income and gain through Section 316 dividends. A Section 316 dividend is any distribution made by a corporation to its shareholders out of its accumulated and current earnings and profits.18 Thus, a distribution by a RIC in excess of its earnings and profits will not qualify for the dividends-paid deduction and is not permitted to be used to satisfy the RIC’s distribution requirements.

Provided they are not preferential, distributions in redemption of a RIC’s shares can qualify for the dividends-paid deduction and thus can be used to meet the RIC’s Distribution Requirement and to reduce and/or eliminate the entity-level tax imposed on a RIC.19 Specifically, under section 562(b)(1)(B) of the Code, a liquidating distribution is treated as a dividend for purposes of the dividends-paid deduction to the extent of the RIC’s earnings and profits so long as the RIC is not a personal holding company.20 Further, a RIC not constituting a personal holding company that has adopted a plan of complete liquidation — even a RIC with a deficit in earnings and profits on the first day of the taxable year in which it makes the liquidating distribution — is permitted to claim a dividends-paid deduction to the extent of

[15]	Code §§ 852 and 4982.
[16]	Code § 562(a).
[17]	Id.
[18]	Code § 316(a). The Code does not define the term “earnings and profits.” Section 312 is the only “statutory guide” to the phrase; it provides rules explaining the effect on earnings and profits of various corporate transactions.
[19]	Code § 562(b).
[20]	Code § 562(b)(1)(B); Treas. Reg. § 1.562-1(b)(1)(ii)(b).

May 2, 2011

current earnings and profits.21 In such a case, capital losses are excluded in computing the RIC’s current earnings and profits for the taxable year in which the liquidating distribution is made.22

The Acquired Fund’s distribution of the Acquiring Fund Units to its shareholders, in liquidation, will qualify for the dividends-paid deduction under section 562(b)(1)(B) to the extent of the Acquired Fund’s earnings and profits at the end of the taxable year ending on the Closing Date, including the gain recognized upon the distribution of the Acquiring Fund Units.

First, as part of the Agreement and Plan, the Acquired Fund adopted a plan of complete liquidation dated as of December 20, 2010 and the Funds have represented that Acquired Fund will completely liquidate within 24 months of the adoption of the plan. Thus, the liquidating distribution meets the requirement of Section 562(b)(1)(B) that the complete liquidation of the RIC occur within 24 months of the adoption of a plan of liquidation.

Second, as noted in the Agreement and Plan, the Acquired Fund will receive from Acquiring Fund Acquiring Fund Units with a net asset value equal to the net value of Acquired Fund assets transferred in exchange, and distribute such Acquiring Fund Units in liquidation pro rata to its shareholders in accordance with each shareholder’s interests as a shareholder in the Acquired Fund.23 Thus, the distribution will not be viewed as a preferential dividend under section 562(c).24

Third, the Acquired Fund will not constitute a personal holding company for purposes of section 562 of the Code. Under section 542, subject to exceptions for certain types of corporations, if at least 60 percent of a corporation’s “adjusted ordinary gross income” (as defined in section 543(b)(2)) is classified as “personal holding company income” (as defined in section 543(a) — essentially passive income) and at any time during the last half of the taxable year more than 50 percent in value of the corporation’s outstanding stock was owned, directly or indirectly, by or for not more than five “individuals” (within the meaning of section 542(a)(2)), the corporation is a personal holding company.25 Section 544 further provides that in the case of stock owned by a corporation, the shareholders of such corporation are considered the owners of the stock in proportion to their ownership of the corporation. The Acquired Fund makes the same representation as was made in Private Letter Rulings 200726012 and 200726013: for federal income tax purposes, all the interests in the Acquired Fund held through a Separate Account are owned by the insurance companies, the issuers of the Contracts. 26 Because each of the direct or indirect parent companies of each of the Insurance Companies is widely held, more

[21]	Treas. Reg. § 1.562-1(b)(1)(ii)(b). Current earnings and profits take into account only earnings and losses of the current tax year and do not take into account any surplus or deficit in earnings and profits from prior tax years.
[22]	Treas. Reg. § 1.562-1(b)(1)(ii)(b).
[23]	See Sections 1.1 and 1.3 of the Form of Agreement and Plan.
[24]	Id.
[25]	Code § 542(a).
[26]	See also Rev. Rul. 74-4, 1974-1 C.B. 51 (ruling that a life insurance company was the owner of assets in the company’s general account and assets in segregated accounts); Rev. Rul. 78-204, 1978-1 C.B. 216 (ruling that a segregated asset account of a life insurance company was not taxable as an organization separate from the life insurance company).

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than 50 percent of the shares of the Acquired Fund were held for the benefit of more than five “individuals” (within the meaning of section 542(a)(2)) (i) at all times during the last half of the taxable year ending on December 31, 2010 and (ii) at all times during the short taxable year beginning on January 1, 2011 and ending on the Closing Date.27 The Acquired Fund will therefore not constitute a personal holding company for the year in which the Reorganization occurs.28

Finally, the capital gain recognized by the Acquired Fund upon the distribution of the Acquiring Fund Units will be included in the Acquired Fund’s earnings and profits for the taxable year ending on the Closing Date.29 Further, such earnings and profits will not be required to be reduced by any deficit in earnings and profits from prior tax years.30 Therefore, the Acquired Fund will have enough earnings and profits to distribute all such capital gain (or, if reduced by current-year losses occurring prior to the distribution of the Acquiring Fund Units, any net gains as are required to be distributed in order to meet the Distribution Requirement and to eliminate any tax on such gains at the Fund level) in a distribution that qualifies for dividends-paid deduction pursuant to section 562(b)(1)(B) of the Code. As a result, the Fund will meet its Distribution Requirement and will not be subject to an entity-level tax with respect to such gains for the taxable year ending on the Closing Date.

In the unlikely event section 562(b)(2)(B) of the Code were found not to apply to the distribution of the Acquiring Fund Units, we believe that the Acquired Fund would meet its Distribution Requirement and eliminate any entity-level tax thereon through dividends it has declared. On or prior to the Closing Date, the Acquired Fund declared to Acquired Fund shareholders of record a dividend or dividends, pro rata in accordance with each Acquired Fund’s shareholder’s interests as a shareholder in the Acquired Fund, and payable at the Closing in the form of Acquiring Fund Units. Such dividend or dividends are in the amount necessary to distribute all of the Acquired Fund’s investment company taxable income (without regard to any deduction for dividends paid) and net capital gain for the taxable year beginning on January 1, 2011 and ending on the Closing Date, taking into account all other Acquired Fund distributions qualifying for the dividends-paid deduction under section 561 of the Code and occurring during the taxable year ending on the date of the liquidation. Such dividend or dividends, if any, therefore include any net short- or long-term capital gain that the Acquired Fund recognizes on its distribution to its shareholders of the Acquiring Fund Units (including any fractional units), to

[27]	Code § 542(a).
[28]	See Code §§ 542(a) and 544. In the alternative, even if the Contract holders whose contracts were funded through the Separate Accounts were viewed as owners of the Acquired Fund for purposes of section 542, the Acquired Fund would not constitute a personal holding company for the year in which the Reorganization occurred. The Contract holders are also widely dispersed. At no time during the last half of the taxable year ending on December 31, 2010 and at no time during the short taxable year beginning on January 1, 2011 and ending on the Closing Date, was more than fifty percent of the value of the Separate Accounts through which the Insurance Companies owned shares of the Acquired Fund held, directly or indirectly, for the benefit of five or fewer “individuals,” within the meaning of section 542(a)(2) of the Code.
[29]	Section 312(b) states that on the distribution by a corporation, with respect to its stock, of any appreciated property, the earnings and profits will be increased by the amount of the excess of the fair market value of the property over its adjusted basis.
[30]	See footnote 21 and accompanying text.

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the extent that any such net gains are not offset by net realized losses or capital loss carryovers or otherwise distributed in a manner qualifying for a dividends-paid deduction. Such distribution of the Acquiring Fund Units has therefore been made out of the earnings and profits of the Acquired Fund (i.e., the capital gains recognized upon the distribution of the Acquiring Fund Units) and qualifies for treatment as a Section 316 dividend under the Code.31 In addition, such dividend or dividends are not a “preferential” within the meaning of section 562(c). Thus, such distribution in the form of a dividend qualifies for the dividends-paid deduction under section 561(a) of the Code.

Opinion

Based on the foregoing, and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)	Under Section 723 of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the Reorganization;

(ii)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the Reorganization will include the Acquired Fund’s holding periods in such assets;

(iii)	Under Sections 852(b) and 561(a) of the Code, the Acquired Fund’s distribution of the Reorganization Shares will eliminate the tax liability of the Acquired Fund with respect to any gain recognized upon the distribution of the Reorganization Shares to Acquired Fund shareholders.

This opinion does not address the tax consequences of the Reorganization to the Acquired Fund shareholders or the Acquiring Fund Unit holders.

You should recognize that our opinions are not binding on the IRS. No ruling has been or will be obtained from the IRS as to the subject matter of the above opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above.

[31]	Section 316(a)(2). The distribution of Acquiring Fund Units would not constitute a liquidating distribution (to the extent of earnings and profits) if the distribution is made pursuant to a corporate dividend declared by the Acquired Fund.

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Our opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP

SCHEDULE A

Acquired Fund *	Acquiring Fund *
Columbia S&P 500 Index Fund, Variable Series	RiverSource Variable Portfolio - S&P 500 Index Fund
Columbia Large Cap Growth Fund, Variable Series	Seligman Variable Portfolio - Growth Fund
Columbia Large Cap Value Fund, Variable Series	RiverSource Variable Portfolio - Diversified Equity Income Fund
Columbia Mid Cap Value Fund, Variable Series	RiverSource Variable Portfolio - Mid Cap Value Fund

*	An “Acquired Fund” and an “Acquiring Fund” are “corresponding” if they are listed on the same row.

March 14, 2011

Acquiring Funds listed on Schedule A

RiverSource Variable Series Trust

225 Franklin Street

Boston, MA 02110

Acquired Funds listed on Schedule A

Seligman Portfolios, Inc.

225 Franklin Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization dated as of December 20, 2010 (the “Agreement and Plan”), by and among: (i) Seligman Portfolios, Inc., a Maryland corporation (the “Acquired Company”), on behalf of each of its series listed as an “Acquired Fund” on Schedule A attached hereto (“Schedule A”); (ii) RiverSource Variable Series Trust, a Massachusetts business trust (the “Acquiring Company”), on behalf of each of its series listed as a corresponding “Acquiring Fund” on Schedule A; and (iii) Columbia Management Investment Advisers, LLC (“Columbia Management”), the investment advisor to each Acquired Fund and Acquiring Fund. With respect to each Acquired Fund and its corresponding Acquiring Fund, the Agreement and Plan describes a proposed RIC-to-Partnership Reorganization (in each case, the “Reorganization”) to occur on the date of this letter (the “Closing Date”), pursuant to which the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange for Units of beneficial interest in the Acquiring Fund (the “Acquiring Fund Units”) and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, following which the Acquiring Fund Units received by the Acquired Fund will be distributed by the Acquired Fund to its shareholders in complete liquidation and termination of the Acquired Fund. Under the Agreement, each Reorganization is to be treated as if the Reorganization had been the subject of a separate agreement. In respect of each Reorganization, this opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of the applicable Acquired Fund and Acquiring Fund, pursuant to Section 8.6 of the Agreement and Plan. The following discussion applies to each Reorganization, and relates to the applicable and corresponding Acquired Fund and Acquiring

March 14, 2011

Fund, as well as the Acquired Company and Acquiring Company. Capitalized terms not defined herein are used herein as defined in the Agreement and Plan.1

The Acquired Fund is a series of the Acquired Company, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of the Acquired Fund are redeemable at net asset value at each shareholder’s option. The Acquired Fund has elected to be a regulated investment company for federal income tax purposes under section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).2

The Acquiring Fund is a series of the Acquiring Company, which is registered under the 1940 Act as an open-end management investment company. Prior and subsequent to the distribution of the Acquiring Fund Units by the Acquired Fund to the Acquired Fund shareholders, the Acquiring Fund was and will continue to be treated as a partnership that is not a publicly traded partnership for federal income tax purposes pursuant to Treasury Regulation section 301.7701-3 and IRS Private Letter Rulings 200726012 and 200726013 (June 29, 2007).3

Each Fund serves as a funding vehicle for annuity contracts and insurance contracts (each, a “Contract”) offered by certain insurance companies. An insurance company establishes separate accounts, including subaccounts, (the “Separate Accounts”) that in turn purchase shares or units of a Fund in order to fund the insurance company’s obligations under Contracts that the insurance company has written. The shares of the Acquired Fund are held exclusively by insurance companies (the “Insurance Companies”) through one or more Separate Accounts each has established. Each Fund has represented that the Acquiring Fund Units are and will continue to be held by no more than 100 holders.4 Further, each Fund has represented that: (i) no Contract owner has the right to select or to recommend particular investments or investment strategies for the Fund or for any Separate Account; and (ii) participation in the performance of (i.e., indirect investment in) the Separate Accounts is available solely through the purchase of a Contract and is not otherwise publicly available. Thus, for federal income tax purposes, each interest in the Fund held through a Separate Account of an insurance company is owned by the issuer of the applicable Contract, and not by the Contract owner.

[1]	In this letter, “a Fund” or “the Fund” refers to either of the applicable Acquiring Fund or Acquired Fund, “each Fund” refers to the each of the applicable Acquiring Fund and Acquired Fund, and “the Funds” refer to the applicable Acquiring Fund and Acquired Fund collectively.
[2]	Unless otherwise indicated, all section references are to the Code.
[3]	On July 26, 2006, the unit holders of the Acquiring Fund (RiverSource Life Insurance Company and RiverSource Life Insurance Co of New York) requested private letter rulings from the IRS confirming that the Acquiring Fund was and will continue to be treated as a partnership that is not a publicly traded partnership for federal income tax purposes. On April 4, 2007, the IRS issued Priv. Ltr. Ruls. 200726012 and 200726013 confirming the above. In connection with these ruling requests, the unit holders of the Acquiring Fund represented that the Acquiring Fund Units were and would continue to be held by no more than 100 holders, and that each interest in the Acquiring Fund held by a Separate Account of an insurance company was and would be owned by the issuer of the applicable Contract, and not by the Contract owner.
[4]	For purposes of this representation, the holder of the Acquiring Fund Units held through one or more separate accounts of an insurance company is the insurance company.

March 14, 2011

For purposes of this opinion, we have considered the Agreement and Plan, the combined Prospectus/Proxy Statement dated December 20, 2010, and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof (the “Representation Letters”), representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and Plan and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and Plan and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement and Plan without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement and Plan, as well as those representations contained in the Representation Letters, are true and complete; and (iii) any representation made in any of the documents referred to herein “to the best of the knowledge” of any person or party is true without regard to such qualification.

The facts represented to us in the Representation Letters and our review of the foregoing materials support the conclusion that, based on the analysis and subject to the considerations set forth below, the Acquired Fund’s tax basis in its assets will carry over to the Acquiring Fund, the Acquiring Fund’s holding period in those assets will include the Acquired Fund’s holding period therein, and the Acquired Fund’s distribution of the Acquiring Fund Units will eliminate the tax liability of the Acquired Fund with respect to any gain recognized upon the distribution of the Acquiring Fund Units to the Acquired Fund shareholders.

Acquiring Fund’s Basis and Holding Period in the Transferred Assets

On the Closing Date, the Acquired Fund will transfer all of its assets to the Acquiring Fund in exchange for the Acquiring Fund Units, and the Acquiring Fund will assume all the liabilities of the Acquired Fund. We believe this transfer will qualify as a contribution of property to a partnership by a partner within the meaning of Section 721 of the Code. As a result, the Acquiring Fund’s basis in the assets received from the Acquired Fund in the exchange will be determined under Section 723 of the Code, which states: “The basis of property contributed to a partnership by a partner shall be the adjusted basis of such property to the contributing partner at the time of the contribution increased by the amount (if any) of gain recognized under Section 721(b) to the contributing partner at such time.”

Section 721(b) provides that gain will be realized “on a transfer of property to a partnership which would be treated as an investment company (within the meaning of section 351) if the partnership were incorporated.” The definition of “investment company” for this purpose, and more generally the rules for application of this provision, are found in Treasury

March 14, 2011

Regulations under Section 351 of the Code.5 Under Treas. Reg. § 1.351-1(c)(i), gain is not recognized on a transfer to a partnership under section 721(b) unless “the transfer results, directly or indirectly, in diversification of the transferors’ interests.” Under Treas. Reg. § 1.351-1(c)(6), “a transfer of stocks and securities will not be treated as resulting in a diversification of the transferors’ interests if each transferor transfers a diversified portfolio of stocks and securities.” The Acquired Fund has represented that it will transfer to the Acquiring Fund a diversified portfolio of assets within the meaning of Treas. Reg. § 1.351-1(c)(6), and the Acquiring Fund has represented that it expects to offer its shares continuously to permitted shareholders under Treasury Regulations section 1.817-5(f) in exchange for cash, following the Reorganization. As a result, under Section 723 of the Code, the Acquiring Fund’s basis of assets transferred to Acquiring Fund by Acquired Fund in the Reorganization will be equal to the Acquired Fund’s basis in such assets immediately prior to the Reorganization.6

Given the foregoing treatment of the Acquiring Fund’s tax basis, the Acquiring Fund’s holding period in the assets received from the Acquired Fund in the Reorganization will include the Acquired Fund’s holding period in such assets, under Section 1223(2) of the Code.

Potential Application of the Disguised Sale Rules

Notwithstanding the above, we note that if or to the extent the transfer of Acquired Fund assets (the “Transferred Assets”) in connection with the Reorganization were treated as a “disguised sale” under Section 707(a)(2)(B) of the Code, such transfer would be treated as a sale or exchange of the Transferred Assets rather than a contribution of property under Section 721(a), in which case the Acquiring Fund’s basis in the Transferred Assets would be the assets’ fair market value and the holding period would not include Acquired Fund’s holding period in such assets. As an open-end fund, the Acquiring Fund is required to redeem units for cash or other consideration upon the demand of unit holders,7 raising the question whether the disguised sale rules could apply to redemptions by former Acquired Fund shareholders following the Reorganization.

Section 707(a)(2)(B) could possibly apply in lieu of Section 721(a) where a person transfers property to a partnership for which property the person receives or is deemed to receive cash or other consideration. If a transfer of property to the partnership and transfer of cash to the partner are made within two years of each other, the transfer is presumed to be a disguised sale unless the facts and circumstances clearly establish otherwise.8 The regulations set forth a list of factors relevant to a determination of whether a disguised sale has occurred that we believe do

[5]	Code § 721(b). See General Explanation of the Tax Reform Act of 1976 (H.R. 1062, 94th Congress, Public Law 94-455) prepared by the Joint Committee on Taxation, December 29, 1976, at 657.
[6]	Acquiring Fund has represented that it has no election in place under Section 754 of the Code, so Acquiring Fund’s basis in its assets, including the assets received from the Acquired Fund in the exchange, is not further adjusted in connection with the Reorganization.
[7]	See Sections 2(a)(32) and 22(e) of the 1940 Act.
[8]	Treas. Reg. Section 1.707-3(c). In addition, when the transfer of property and the transfer of cash occur within two years of each other, the transfers must be disclosed to the IRS. Treas. Reg. §§ 1.707-3(c)(2) and 1.707-8.

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not point towards a disguised sale in these circumstances.9 In this case, each of the Acquired Fund and the Acquiring Fund has represented that Acquired Fund shareholders will receive no consideration other than Acquiring Fund Units in connection with the Reorganization.10 Further, immediately following its acquisition of the Acquiring Fund Units and as part of the Reorganization, Acquired Fund will transfer those units to its shareholders in complete liquidation of Acquired Fund. As a result, any subsequent redemption would be made by (and the proceeds thereof received by) a person other than the transferor of the Transferred Assets to the Acquiring Fund. Moreover, pursuant to Treas. Reg. Section 1.707-3(b)(1), a disguised sale occurs if, based on all the facts and circumstances, (i) a transfer of cash to the person transferring the property to the partnership would not have been made but for the transfer of property and (ii) in cases in which the transfers of property and cash are not made simultaneously, the subsequent transfer is not dependent on the entrepreneurial risks of partnership operations. In this case, the former shareholders of the Acquired Fund have the same rights of redemption as all holders of interests in the Acquiring Fund, and prior to any redemption will share in the performance of the Acquiring Fund in the same manner as all other unit holders. And lastly we assume, with your permission, that the shareholders of the Acquired Fund have no plan or intention (i) to redeem Acquiring Fund Units either directly or indirectly, in connection with the Reorganization or (ii) to otherwise redeem Acquiring Fund Units after the Reorganization other than in the ordinary course of business in connection with making required payments on the Contracts or to effect requests by Contract owners to reallocate the value of their Contracts among investment options as permitted by the Contracts. Nonetheless, there is no guidance regarding how to apply the facts and circumstances test to an open-end investment management company that transfers cash to partners in connection with the redemption of units within two years following a transfer of property to the partnership.11

[9]	Treas. Reg. Section 1.707-3(b)(2). It is not clear whether ordinary course redemptions should properly be treated as disguised sales. See e.g. Rev. Rul. 99-58, 1999-2 CB 701 (ruling that redemptions of stock by a corporation pursuant to an ordinary course stock repurchase plan following a reorganization are not taken into account for purposes of meeting the continuity of proprietary interest requirement applicable to tax-free reorganizations).
[10]	The Acquiring Fund will also assume all the liabilities of the Acquired Fund in connection with the Reorganization. In certain circumstances, an assumption of liabilities by a partnership in connection with the transfer of property by a partner to the partnership could be treated as a transfer of consideration to the partner, thus potentially giving rise to a disguised sale. Treas. Reg. Section 1.707-5(a). However, if (i) all the assets used in a trade or business are transferred to a partnership and (ii) liabilities assumed by the partnership were incurred in the ordinary course of such trade or business, such assumption of liabilities will not give rise to a disguised sale. Treas. Reg. Section 1.707-5(a)(6)(D). In the case of the Reorganization, the Acquired Fund will transfer all of its assets to the Acquiring Fund, and the Acquired Company has represented that the liabilities of the Acquired Fund to be assumed by Acquiring Fund and the liabilities, if any, to which the Transferred Assets are subject were incurred by the Acquired Fund in the ordinary course of its business.
[11]	In addition, it is not clear whether reallocations of partnership liabilities should be treated as deemed contributions to (in cases where a partner’s share of liabilities increases due to the reallocation), and distributions from (in cases where a partner’s share of liabilities decreases due to the reallocation) the partnership, and therefore as transfers of consideration that could give rise to a disguised sale. In proposed regulations under Section 707, the Service has taken the view that such deemed contributions and distributions should not be treated as resulting in transfers of consideration for purposes of the rules governing the disguised sale of a partnership interest. See, Section 707 Regarding Disguised Sales, Generally, 2004-2 C.B. 1009, 1010 (published in the Federal Register on November 26, 2004). However, the proposed regulations were subsequently withdrawn. See, Withdrawal of Notice of Proposed Rulemaking, 74 Fed. Reg. 3508, 3509 (January 21, 2009).

March 14, 2011

Consequently, we express no opinion as to whether Section 707(a)(2)(B) may apply to treat as a sale any portion of the Reorganization. That said, we believe that in the absence of unusual facts pointing to specific situations implicating the disguised sale rules (i.e., redemptions of Acquiring Fund Units in connection with the Reorganization), of which we are unaware, the better view is that transfers of cash from the Acquiring Fund upon ordinary course redemptions in accordance with the terms of sections 2(a)(32) and 22(e) of the 1940 Act following the Reorganization are most likely not disguised sales.

Recognition of Gain or Loss Upon Distribution of the Acquiring Fund Units

The Acquired Fund will distribute the Acquiring Fund Units to its shareholders in liquidation. The Acquired Fund will recognize capital gain or loss upon the distribution of the Acquiring Fund Units except to the extent, if any, that the distribution qualifies for nonrecognition of gain treatment or is not eligible for loss recognition at the corporate level under section 337 of the Code.12 In other words, the Acquired Fund will recognize gain or loss with respect to the distribution made to shareholders, except with respect to the distribution, if any, made to a shareholder that is an “80% distributee” within the meaning of section 337(c) of the Code, including a shareholder that owns 80% or more of the total voting power or value of the stock of the Acquired Fund.13 The amount of capital gain or loss recognized upon liquidation will equal the value of the assets transferred to the Acquiring Fund less the adjusted basis of such assets, to the extent the assets transferred do not qualify for nonrecognition treatment under section 337.14 If the Acquired Fund recognizes net capital loss on liquidation, the loss will be available to offset net capital gain, if any, recognized during the Acquired Fund’s final taxable year, and otherwise will expire unused.

Distribution of Gain Recognized in the Reorganization

The Acquired Fund eliminates an entity-level tax on any net gain it recognizes upon the distribution of the Acquiring Fund Units by making a distribution or distributions equal to the amount of such gain qualifying for the deduction for dividends paid under sections 561 and 562 of the Code (the “dividends-paid deduction”). We believe that the Acquired Fund will distribute such net gain in a manner qualifying for the dividends-paid deduction through either (i) its distribution of the Acquiring Fund Units in complete liquidation within 24 months of the adoption of the plan of liquidation, or (ii) its declaration of a dividend or dividends payable in Acquiring Fund Units on or prior to the Closing Date and payment thereof, in each case in a timely manner to generate a dividends-paid deduction applicable to the taxable year in which the Fund recognized such gain.

[12]	Code § 336.
[13]	See Code §§ 332(b) and 1504(a)(2).
[14]	Code §§ 336 and 1001.

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A regulated investment company (“RIC”) satisfies its distribution requirements to qualify for tax treatment under subchapter M of the Code and to avoid entity-level taxes by making distributions that qualify for the dividends-paid deduction.15 Section 852(a)(1) states that the provisions of subchapter M shall not apply to a RIC for a taxable year unless the RIC’s deduction for dividends paid equals or exceeds 90% of the sum of its investment company taxable income (as that term is defined in Code Section 852(b)(2), without regard to the deduction for dividends paid) and net tax-exempt interest income, for such year. This is called the “Distribution Requirement.” Additionally, RICs must distribute at least 98% of their income and gain to avoid paying an excise tax on undistributed income under section 4982 and must distribute all their income and gain to avoid any liability for income tax under Code § 852(b). In the case of corporations eligible to reduce their tax at the corporate level by distributing their income and gains, whether a distribution qualifies for the dividends-paid deduction is determined under sections 561 and 562 of the Code.

Under section 562, distributions that qualify as dividends under section 316 of the Code (“Section 316 dividends”) qualify for the dividends-paid deduction16 provided that they are not “preferential dividends,” as set forth in section 562(c). To be non-preferential, a dividend must be made pro rata, with no preference to any share as compared with other shares of the same class and with no preference to one class of stock as compared with another class, except to the extent a class is entitled to a preference.17

RICs generally distribute most of their income and gain through Section 316 dividends. A Section 316 dividend is any distribution made by a corporation to its shareholders out of its accumulated and current earnings and profits.18 Thus, a distribution by a RIC in excess of its earnings and profits will not qualify for the dividends-paid deduction and is not permitted to be used to satisfy the RIC’s distribution requirements.

Provided they are not preferential, distributions in redemption of a RIC’s shares can qualify for the dividends-paid deduction and thus can be used to meet the RIC’s Distribution Requirement and to reduce and/or eliminate the entity-level tax imposed on a RIC.19 Specifically, under section 562(b)(1)(B) of the Code, a liquidating distribution is treated as a dividend for purposes of the dividends-paid deduction to the extent of the RIC’s earnings and profits so long as the RIC is not a personal holding company.20 Further, a RIC not constituting a personal holding company that has adopted a plan of complete liquidation — even a RIC with a deficit in earnings and profits on the first day of the taxable year in which it makes the liquidating distribution — is permitted to claim a dividends-paid deduction to the extent of

[15]	Code §§ 852 and 4982.
[16]	Code § 562(a).
[17]	Id.
[18]	Code § 316(a). The Code does not define the term “earnings and profits.” Section 312 is the only “statutory guide” to the phrase; it provides rules explaining the effect on earnings and profits of various corporate transactions.
[19]	Code § 562(b).
[20]	Code § 562(b)(1)(B); Treas. Reg. § 1.562-1(b)(1)(ii)(b).

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current earnings and profits.21 In such a case, capital losses are excluded in computing the RIC’s current earnings and profits for the taxable year in which the liquidating distribution is made.22

The Acquired Fund’s distribution of the Acquiring Fund Units to its shareholders, in liquidation, will qualify for the dividends-paid deduction under section 562(b)(1)(B) to the extent of the Acquired Fund’s earnings and profits at the end of the taxable year ending on the Closing Date, including the gain recognized upon the distribution of the Acquiring Fund Units.

First, as part of the Agreement and Plan, the Acquired Fund adopted a plan of complete liquidation dated as of December 20, 2010 and the Funds have represented that Acquired Fund will completely liquidate within 24 months of the adoption of the plan. Thus, the liquidating distribution meets the requirement of Section 562(b)(1)(B) that the complete liquidation of the RIC occur within 24 months of the adoption of a plan of liquidation.

Second, as noted in the Agreement and Plan, the Acquired Fund will receive from Acquiring Fund Acquiring Fund Units with a net asset value equal to the net value of Acquired Fund assets transferred in exchange, and distribute such Acquiring Fund Units in liquidation pro rata to its shareholders in accordance with each shareholder’s interests as a shareholder in the Acquired Fund.23 Thus, the distribution will not be viewed as a preferential dividend under section 562(c).24

Third, the Acquired Fund will not constitute a personal holding company for purposes of section 562 of the Code. Under section 542, subject to exceptions for certain types of corporations, if at least 60 percent of a corporation’s “adjusted ordinary gross income” (as defined in section 543(b)(2)) is classified as “personal holding company income” (as defined in section 543(a) — essentially passive income) and at any time during the last half of the taxable year more than 50 percent in value of the corporation’s outstanding stock was owned, directly or indirectly, by or for not more than five “individuals” (within the meaning of section 542(a)(2)), the corporation is a personal holding company.25 Section 544 further provides that in the case of stock owned by a corporation, the shareholders of such corporation are considered the owners of the stock in proportion to their ownership of the corporation. The Acquired Fund makes the same representation as was made in Private Letter Rulings 200726012 and 200726013: for federal income tax purposes, all the interests in the Acquired Fund held through a Separate Account are owned by the insurance companies, the issuers of the Contracts. 26 Because each of the direct or indirect parent companies of each of the Insurance Companies is widely held, more

[21]	Treas. Reg. § 1.562-1(b)(1)(ii)(b). Current earnings and profits take into account only earnings and losses of the current tax year and do not take into account any surplus or deficit in earnings and profits from prior tax years.
[22]	Treas. Reg. § 1.562-1(b)(1)(ii)(b).
[23]	See Sections 1.1 and 1.3 of the Form of Agreement and Plan.
[24]	Id.
[25]	Code § 542(a).
[26]	See also Rev. Rul. 74-4, 1974-1 C.B. 51 (ruling that a life insurance company was the owner of assets in the company’s general account and assets in segregated accounts); Rev. Rul. 78-204, 1978-1 C.B. 216 (ruling that a segregated asset account of a life insurance company was not taxable as an organization separate from the life insurance company).

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than 50 percent of the shares of the Acquired Fund were held for the benefit of more than five “individuals” (within the meaning of section 542(a)(2)) (i) at all times during the last half of the taxable year ending on December 31, 2010 and (ii) at all times during the short taxable year beginning on January 1, 2011 and ending on the Closing Date.27 The Acquired Fund will therefore not constitute a personal holding company for the year in which the Reorganization occurs.28

Finally, the capital gain recognized by the Acquired Fund upon the distribution of the Acquiring Fund Units will be included in the Acquired Fund’s earnings and profits for the taxable year ending on the Closing Date.29 Further, such earnings and profits will not be required to be reduced by any deficit in earnings and profits from prior tax years.30 Therefore, the Acquired Fund will have enough earnings and profits to distribute all such capital gain (or, if reduced by current-year losses occurring prior to the distribution of the Acquiring Fund Units, any net gains as are required to be distributed in order to meet the Distribution Requirement and to eliminate any tax on such gains at the Fund level) in a distribution that qualifies for dividends-paid deduction pursuant to section 562(b)(1)(B) of the Code. As a result, the Fund will meet its Distribution Requirement and will not be subject to an entity-level tax with respect to such gains for the taxable year ending on the Closing Date.

In the unlikely event section 562(b)(2)(B) of the Code were found not to apply to the distribution of the Acquiring Fund Units, we believe that the Acquired Fund would meet its Distribution Requirement and eliminate any entity-level tax thereon through dividends it has declared. On or prior to the Closing Date, the Acquired Fund declared to Acquired Fund shareholders of record a dividend or dividends, pro rata in accordance with each Acquired Fund’s shareholder’s interests as a shareholder in the Acquired Fund, and payable at the Closing in the form of Acquiring Fund Units. Such dividend or dividends are in the amount necessary to distribute all of the Acquired Fund’s investment company taxable income (without regard to any deduction for dividends paid) and net capital gain for the taxable year beginning on January 1, 2011 and ending on the Closing Date, taking into account all other Acquired Fund distributions qualifying for the dividends-paid deduction under section 561 of the Code and occurring during the taxable year ending on the date of the liquidation. Such dividend or dividends, if any, therefore include any net short- or long-term capital gain that the Acquired Fund recognizes on its distribution to its shareholders of the Acquiring Fund Units (including any fractional units), to

[27]	Code § 542(a).
[28]	See Code §§ 542(a) and 544. In the alternative, even if the Contract holders whose contracts were funded through the Separate Accounts were viewed as owners of the Acquired Fund for purposes of section 542, the Acquired Fund would not constitute a personal holding company for the year in which the Reorganization occurred. The Contract holders are also widely dispersed. At no time during the last half of the taxable year ending on December 31, 2010 and at no time during the short taxable year beginning on January 1, 2011 and ending on the Closing Date, was more than fifty percent of the value of the Separate Accounts through which the Insurance Companies owned shares of the Acquired Fund held, directly or indirectly, for the benefit of five or fewer “individuals,” within the meaning of section 542(a)(2) of the Code.
[29]	Section 312(b) states that on the distribution by a corporation, with respect to its stock, of any appreciated property, the earnings and profits will be increased by the amount of the excess of the fair market value of the property over its adjusted basis.
[30]	See footnote 21 and accompanying text.

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the extent that any such net gains are not offset by net realized losses or capital loss carryovers or otherwise distributed in a manner qualifying for a dividends-paid deduction. Such distribution of the Acquiring Fund Units has therefore been made out of the earnings and profits of the Acquired Fund (i.e., the capital gains recognized upon the distribution of the Acquiring Fund Units) and qualifies for treatment as a Section 316 dividend under the Code.31 In addition, such dividend or dividends are not a “preferential” within the meaning of section 562(c). Thus, such distribution in the form of a dividend qualifies for the dividends-paid deduction under section 561(a) of the Code.

Opinion

Based on the foregoing, and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)	Under Section 723 of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the Reorganization;

(ii)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the Reorganization will include the Acquired Fund’s holding periods in such assets;

(iii)	Under Sections 852(b) and 561(a) of the Code, the Acquired Fund’s distribution of the Reorganization Shares will eliminate the tax liability of the Acquired Fund with respect to any gain recognized upon the distribution of the Reorganization Shares to Acquired Fund shareholders.

This opinion does not address the tax consequences of the Reorganization to the Acquired Fund shareholders or the Acquiring Fund Unit holders.

You should recognize that our opinions are not binding on the IRS. No ruling has been or will be obtained from the IRS as to the subject matter of the above opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above.

[31]	Section 316(a)(2). The distribution of Acquiring Fund Units would not constitute a liquidating distribution (to the extent of earnings and profits) if the distribution is made pursuant to a corporate dividend declared by the Acquired Fund.

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Our opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP

SCHEDULE A

#	Acquired Fund *	Acquiring Fund *
V4 M74	Seligman Large-Cap Value Portfolio	Seligman Variable Portfolio - Larger-Cap Value Fund
V7 M77	Seligman Smaller-Cap Value Portfolio	Seligman Variable Portfolio - Smaller-Cap Value Fund

*	An “Acquired Fund” and an “Acquiring Fund” are “corresponding” if they are listed on the same row.

March 14, 2011

Seligman Communications and Information Portfolio

Seligman Portfolios, Inc.

225 Franklin Street

Boston, MA 02110

Seligman Global Technology Portfolio

RiverSource Variable Series Trust

225 Franklin Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated as of December 20, 2010, between and among: (i) Seligman Portfolios, Inc., a Maryland corporation (“Acquired Company”), on behalf of one of its series, Seligman Communications and Information Portfolio (“Acquired Fund”); (ii) RiverSource Variable Series Trust, a Massachusetts business trust (“Acquiring Company”), on behalf of one of its series, Seligman Global Technology Portfolio (“Acquiring Fund”, together with Acquired Fund, the “Funds”); and (iii) for purposes of Section 6.3 and 9.2 of the Agreement, Columbia Management Investment Advisers, LLC (“Columbia”). The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter (the “Closing Date”), pursuant to which Acquiring Fund will acquire substantially all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund following which the Acquiring Fund Shares received by Acquired Fund will be distributed by Acquired Fund to its shareholders in liquidation and termination of Acquired Fund. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you pursuant to Section 8.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Acquired Fund is a series of Acquired Company, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management

March 14, 2011

Seligman Communications and Information Portfolio

Seligman Global Technology Portfolio

investment company. Shares of Acquired Fund are redeemable at net asset value at each shareholder’s option. Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

Acquiring Fund is a series of Acquiring Company, which is registered under the 1940 Act as an open-end management investment company. Shares of Acquiring Fund are redeemable at net asset value at each shareholder’s option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

Each of Acquired Fund and Acquiring Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts (each, a “Contract”) offered by certain insurance companies. References herein to “shareholders” of a Fund are to the insurance company separate accounts (accounts established by an insurance company to purchase shares of the Fund in order to fund the insurance company’s obligations under Contracts that the insurance company has written) and other permitted shareholders, if any, that own shares in the Fund.

For purposes of this opinion, we have considered the Agreement, the Combined Proxy Statement/Prospectus dated December 20, 2010, and such other items as we have deemed necessary to render this opinion. In addition, the Funds have provided us with three letters dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences and information upon which each of the respective entities above has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above). These letters consist of: (i) a letter delivered by Acquired Fund entitled “Acquired Fund Common Tax Representations,” (ii) a letter delivered by Acquiring Fund entitled “Acquiring Fund Common Tax Representations,” and (iii) a joint letter from both Funds.

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.

Based on the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

March 14, 2011

Seligman Communications and Information Portfolio

Seligman Global Technology Portfolio

(i)	The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquired Fund and Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)	No gain or loss will be recognized by Acquired Fund upon (a) the transfer of its assets to Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund or (b) the distribution of the Acquiring Fund Shares by Acquired Fund to its shareholders in liquidation;

(iii)	No gain or loss will be recognized by Acquiring Fund upon receipt of the assets of Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund;

(iv)	The tax basis in the hands of Acquiring Fund of the assets of Acquired Fund transferred to Acquiring Fund in the Reorganization will be the same as the tax basis of such assets in the hands of Acquired Fund immediately prior to the transfer;

(v)	The holding periods of the assets of Acquired Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Acquired Fund;

(vi)	No gain or loss will be recognized by Acquired Fund shareholders upon the exchange of their shares of Acquired Fund for the Acquiring Fund Shares;

(vii)	The aggregate tax basis of the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(viii)	The holding period for the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will include the period for which the shareholder held the Acquired Fund shares exchanged therefor, provided that the shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

(ix)	Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

March 14, 2011

Seligman Communications and Information Portfolio

Seligman Global Technology Portfolio

We express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction.

In connection with this opinion, we call your attention to Revenue Ruling 87-76, 1987-2 C.B. 84, published by the Internal Revenue Service (“IRS”). In that ruling, the IRS held that the so-called “continuity of business enterprise” requirement necessary for tax-free reorganization treatment was not met in the case of an acquisition of an investment company which invested in corporate stocks and bonds by an investment company which invested in municipal bonds. Specifically, the IRS based its ruling on its conclusion that the business of investing in corporate stocks and bonds is not the same line of business as investing in municipal bonds. We believe that the IRS’s conclusion in this ruling has always been questionable. In addition, a series of private letter rulings issued in July 2005 and subsequent private letter rulings (that indicate the IRS’s view on these issues but on which, as a matter of law, we are not permitted to rely under Code Section 6110(k)(3)) suggest that the IRS’s position on this issue is evolving: in each of these rulings, the IRS relied upon historic business representations to conclude that the reorganization satisfied the continuity of business enterprise requirement. However, even if the IRS’s 1987 revenue ruling were a correct statement of law, the facts of the Reorganization would be distinguishable from those in the ruling.

We believe that Acquiring Fund will continue Acquired Fund’s historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end investment company that seeks capital appreciation by investing at least 80% of its assets in securities of companies in, among other technology-related industries, the communications and information industries. Although Acquiring Fund will dispose of securities formerly held by Acquired Fund, these dispositions will be in the normal course of operations (which include redemptions) and fully consistent with Acquiring Fund’s investment objectives and strategies, including those objectives and strategies it shares with Acquired Fund, and all proceeds generated by such dispositions not distributed, including in redemption, will be reinvested in a manner fully consistent with such policies. Based upon all the facts and circumstances including those recited above, we are of the opinion that Acquiring Fund will continue the historic business of Acquired Fund for the benefit of, among others, the historic stockholders of Acquired Fund, and that, as a result, the continuity of business enterprise doctrine is fulfilled. We call to your attention the fact that there is no case law, and Revenue Ruling 87-76 is the only ruling on which taxpayers can rely (i.e., the only ruling that is not a private letter ruling), dealing specifically with the application of the “continuity of business enterprise” requirement to a reorganization involving two or more investment companies.

March 14, 2011

Seligman Communications and Information Portfolio

Seligman Global Technology Portfolio

No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP

May 2, 2011

Acquired Funds listed on Schedule A

RiverSource Variable Series Trust

225 Franklin Street

Boston, MA 02110

Acquiring Funds listed on Schedule A

RiverSource Variable Series Trust

225 Franklin Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement and Plan”) dated as of December 20, 2010 by and among: (i) RiverSource Variable Series Trust (the “Trust”), on behalf of each of its series listed as a corresponding “Acquired Fund” on Schedule A attached hereto (“Schedule A”); (ii) the Trust, on behalf of each of its series listed as an “Acquiring Fund” on Schedule A (the Acquired Funds and Acquiring Funds together, the “Funds” and each a “Fund”); and (iii) Columbia Management Investment Advisers, LLC (“Columbia Management”), the investment advisor to the Acquired Funds and the Acquiring Funds. The Agreement and Plan describes five proposed reorganizations (each a “Reorganization”) to occur on the date of this letter (the “Closing Date”). Under the Agreement and Plan, each Reorganization is to be treated as if the Reorganization had been the subject of a separate agreement. In each Reorganization, one Acquiring Fund will acquire all of the assets of the corresponding Acquired Fund in exchange for units of beneficial interest in the Acquiring Fund (the “Acquiring Fund Units”) and the assumption by the Acquiring Fund of all of the liabilities of the corresponding Acquired Fund, following which each Acquired Fund will distribute the Acquiring Fund Units it has received to its unit holders in complete liquidation and termination of the Acquired Fund. In respect of each Reorganization, this opinion as to certain

May 2, 2011

U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of the applicable Acquired Fund and Acquiring Fund, pursuant to Section 8.7 of the Agreement and Plan. Capitalized terms not defined herein are used herein as defined in the Agreement and Plan.

Each Fund serves as a funding vehicle for annuity contracts and insurance contracts (each, a “Contract”) offered by certain insurance companies. An insurance company establishes separate accounts including subaccounts (the “Separate Accounts”), that in turn purchase units of a Fund in order to fund the insurance company’s obligations under Contracts that the insurance company has written. The units of each Fund are held exclusively by insurance companies through one or more Separate Accounts each has established. Each Acquired Fund has represented that units of beneficial interest in such Acquired Fund are held by no more than 100 holders, and each Acquiring Fund has represented that the Acquiring Fund Units are and will continue to be held by no more than 100 holders.1 Further, each Fund has represented that: (i) no Contract owner has the right to select or to recommend particular investments or investment strategies for the Fund or for any Separate Account; and (ii) participation in the performance of (i.e., indirect investment in) the Separate Accounts is available solely through the purchase of a Contract and is not otherwise publicly available. Thus, for federal income tax purposes, each interest in the Fund held through a Separate Account of an insurance company is owned by the issuer of the applicable Contract, and not by the Contract owner.

Each Fund is a series of the Trust, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Each Fund operates as a “fund of funds” that invests its assets in a combination of underlying funds (“Underlying Funds”) for which Columbia Management serves as investment advisor. Each Fund is a business enterprise that has not elected to be classified as an association taxable as a corporation and, based on its ownership by multiple insurance company separate accounts, has treated and will continue to treat itself as a partnership that is not a publicly traded partnership for federal income tax purposes pursuant to Treas. Reg. § 301.7701-3 and Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. For purposes of this opinion, you have asked us to assume, and we believe it is reasonable to assume, that each Fund is properly classified as a partnership that is not a publicly traded partnership for federal income tax purposes.

For purposes of this opinion, with respect to each Reorganization between an Acquired Fund and its corresponding Acquiring Fund listed on Schedule A, we have considered the Agreement and Plan, the combined Prospectus/Proxy Statement dated December 20, 2010, and such other items as we have deemed necessary to render any of the opinions herein. In addition, you have provided us with letters dated as of the date hereof (the “Representation Letters”), representing as to certain facts, occurrences and information upon which you have indicated that

[1]	For purposes of this representation, the holder of Acquiring Fund Units held through one or more separate accounts of an insurance company is the insurance company.

May 2, 2011

we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, with your permission we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and Plan and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and Plan and documents, and that each Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement and Plan without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement and Plan, as well as those representations contained in the Representation Letters, are true and complete.

The facts represented to us in the Representation Letters and our review of the foregoing materials support the conclusion that, based on the analysis and subject to the considerations set forth below, with respect to each Reorganization, the Acquired Fund’s tax basis in its assets will carry over to the corresponding Acquiring Fund and the Acquiring Fund’s holding period in those assets will include the Acquired Fund’s holding period therein.

Acquiring Fund’s Basis and Holding Period in the Transferred Assets

With respect to each Reorganization, the Acquired Fund will transfer all of its assets (the “Transferred Assets”) to the Acquiring Fund in exchange for the Acquiring Fund Units, and the Acquiring Fund will assume all of the liabilities of the Acquired Fund.

In our view, this transfer will qualify as a contribution of property to a partnership by a partner within the meaning of Section 721(a) of the Code. As a result, each Acquiring Fund’s basis in the assets received from the corresponding Acquired Fund in the exchange will be determined under Section 723 of the Code, which states: “The basis of property contributed to a partnership by a partner shall be the adjusted basis of such property to the contributing partner at the time of the contribution increased by the amount (if any) of gain recognized under Section 721(b) to the contributing partner at such time.”

Section 721(b) provides that gain will be realized “on a transfer of property to a partnership which would be treated as an investment company (within the meaning of section 351) if the partnership were incorporated.” The definition of an “investment company” for this purpose, and more generally the rules for application of this provision, are found in Treasury Regulations under Section 351 of the Code.2

Under Treas. Reg. § 1.351-1(c)(1)(i), gain is not recognized on a transfer to a partnership under section 721(b) unless “the transfer results, directly or indirectly, in diversification of the

[2]	See General Explanation of the Tax Reform Act of 1976 (H.R. 1062, 94th Congress, Public Law 94-455) prepared by the Joint Committee on Taxation, December 29, 1976, at 657.

May 2, 2011

transferors’ interests.” Treas. Reg. § 1.351-1(c)(6) provides: “a transfer of stocks and securities will not be treated as resulting in a diversification of the transferors’ interests if each transferor transfers a diversified portfolio of stocks and securities.” In general, a portfolio of assets is so diversified if it satisfies the 25 and 50-percent tests of section 368(a)(2)(F) of the Code, as modified by Treas. Reg. § 1.351-1(c) (the “Diversified Portfolio Test”).

Under the Diversified Portfolio Test, a portfolio of stocks and securities is diversified if “not more than 25 percent of the value of its total assets is invested in the stock and securities of any one issuer and not more than 50 percent of the value of its total assets is invested in the ‘stock and securities’ of 5 or fewer issuers.”3 Pursuant to Treas. Reg. § 1.351-1(c)(6)(i), government securities are included in total assets for purposes of the denominator of the 25 and 50 percent tests (unless the Government securities are acquired to meet the Diversified Portfolio Test), but are not treated as securities of an issuer for purposes of the numerator of the 25 and 50 percent tests. In addition, for purposes of the Diversified Portfolio Test, a “person holding stock in a regulated investment company, a real estate investment trust, or an investment company which meets the requirements of the Diversified Portfolio Test shall, except as provided in regulations, be treated as holding its proportionate share of the assets held by such company or trust.”4 Each Acquired Fund has represented that the Underlying Funds in which it invests are regulated investment companies. Therefore, each Acquired Fund will be treated as owning its proportionate share of the Underlying Funds’ assets for purposes of the Diversified Portfolio Test. Each Acquired Fund has further represented that it will transfer to the Acquiring Fund a diversified portfolio of assets within the meaning of Treas. Reg. § 1.351-1(c)(6), taking into account the rules described above, and each Acquiring Fund has represented that it expects to offer its shares continuously to permitted shareholders under Treas. Reg. § 1.817-5(f) in exchange for cash, following the Reorganization.

As a result, under Section 723 of the Code, each Acquiring Fund’s basis of assets transferred to the Acquiring Fund by the corresponding Acquired Fund in the Reorganization will be equal to the Acquired Fund’s basis in such assets immediately prior to the Reorganization.

Given the foregoing treatment of the Acquiring Fund’s tax basis, the Acquiring Fund’s holding period in the assets received from the Acquired Fund in the Reorganization will include the Acquired Fund’s holding period in such assets, under Section 1223(2) of the Code.

Potential Application of the Disguised Sale Rules

Notwithstanding the above, we note that if or to the extent the transfer of the Transferred Assets in connection with the Reorganization were treated as a “disguised sale” under Section

[3]	Section 368(a)(2)(F)(ii). For this purpose cash and cash items (including receivables) and, to the extent provided in Treasury Regulations, assets acquired (through incurring of indebtedness or otherwise) for purposes of meeting (or failing to meet) the Diversified Portfolio Test are excluded. Section 368(a)(2)(F)(iv).
[4]	Section 368(a)(2)(F)(ii).

May 2, 2011

707(a)(2)(B) of the Code, such transfer would be treated as a sale or exchange of the Transferred Assets rather than a contribution of property under Section 721(a), in which case the Acquiring Fund’s basis in the Transferred Assets would be the assets’ fair market value and the holding period would not include Acquired Fund’s holding period in such assets.

Section 707(a)(2)(B) could possibly apply in lieu of Section 721(a) where a person transfers property to a partnership for which property the person receives or is deemed to receive cash or other consideration. Pursuant to Treas. Reg. Section 1.707-3(b)(1), such a disguised sale occurs if, based on all the facts and circumstances, (i) a transfer of cash to the person transferring the property to the partnership would not have been made but for the transfer of property and (ii) in cases in which the transfers of property and cash are not made simultaneously, the subsequent transfer is not dependent on the entrepreneurial risks of partnership operations. The Trusts have represented that Acquired Fund unit holders will receive no consideration other than Acquiring Fund Units in connection with the Reorganization.5 However, as an open-end fund, the Acquiring Fund is required to redeem units for cash or other consideration upon the demand of unit holders,6 and if a transfer of property to the partnership and transfer of cash to the partner are made within two years of each other, the transfer is presumed to be a disguised sale unless the facts and circumstances clearly establish otherwise.7 The regulations set forth a list of factors relevant to a determination of whether a disguised sale has occurred that we believe do not point towards a disguised sale in these circumstances.8 It is worth noting that in this context a person

[5]	The Acquiring Fund will also assume all the liabilities of the Acquired Fund in connection with the Reorganization. In certain circumstances, an assumption of liabilities by a partnership in connection with the transfer of property by a partner to the partnership could be treated as a transfer of consideration to the partner, thus potentially giving rise to a disguised sale. Treas. Reg. Section 1.707-5(a). However, if (i) all the assets used in a trade or business are transferred to a partnership and (ii) liabilities assumed by the partnership were incurred in the ordinary course of such trade or business, such assumption of liabilities will not give rise to a disguised sale. Treas. Reg. Section 1.707-5(a)(6)(D). In the case of the Reorganization, the Acquired Fund will transfer all of its assets to the Acquiring Fund, and the Trust has represented that the liabilities of the Acquired Fund to be assumed by Acquiring Fund and the liabilities, if any, to which the Transferred Assets are subject were incurred by the Acquired Fund in the ordinary course of its business.
[6]	See Sections 2(a)(32) and 22(e) of the 1940 Act.
[7]	Treas. Reg. Section 1.707-3(c). In addition, when the transfer of property and the transfer of cash occur within two years of each other, the transfers must be disclosed to the IRS. Treas. Reg. §§ 1.707-3(c)(2) and 1.707-8.
[8]	Treas. Reg. Section 1.707-3(b)(2). These factors include: (i) the timing and amount of a subsequent transfer are determinable with reasonable certainty at the time of an earlier transfer; (ii) the transferor has a legally enforceable right to the subsequent transfer; (iii) the partner’s right to receive the money is secured; (iv) a person has made or is legally obligated to make contributions to the partnership in order to permit the partnership to make the transfer of money; (v) a person has loaned or has agreed to loan the partnership money to enable the partnership to make the transfer; (vi) the partnership has incurred or is obligated to incur debt to permit it to make the transfer of money; (vii) the partnership holds money or other liquid assets, beyond the reasonable needs of the business, that are expected to be available to make the transfer of money; (viii) partnership distributions, allocations or control of partnership operations is designed to effect an exchange of the burdens and benefits of ownership of property; (ix) the transfer of money by the partnership to the partner is disproportionately large in relationship to the partner’s general and continuing interest in partnership profits; and (x) the partner has no obligation to return or repay the money to the partnership. It is not clear whether ordinary course redemptions should properly be treated as disguised sales. See e.g. Rev. Rul. 99-58, 1999-2 CB 701 (ruling that redemptions of stock by a corporation pursuant to an ordinary course stock repurchase plan following a reorganization are not taken into account for purposes of meeting the continuity of proprietary interest requirement applicable to tax-free reorganizations).

May 2, 2011

transferring property to the Acquiring Fund has the same rights of redemption as all holders of interests in the Acquiring Fund, and prior to any redemption will share in the performance of the Acquiring Fund in the same manner as all other unit holders. Furthermore, the unit holders of the Acquired Fund have represented that they have no plan or intention (i) to redeem Acquiring Fund Units (including Units held by them prior to the Reorganization and received by them in the Reorganization), either directly or indirectly, in connection with the Reorganization or (ii) to otherwise redeem Acquiring Fund Units after the Reorganization other than in the ordinary course of business in connection with making required payments on the Contracts or to effect requests by Contract holders to reallocate the value of their Contracts among investment options as permitted by the Contracts. Nonetheless, there is no guidance regarding how to apply the facts and circumstances test to an open-end investment management company that transfers cash to partners in connection with the redemption of units within two years following a transfer of property to the partnership.9

Consequently, we express no opinion as to whether Section 707(a)(2)(B) may apply to treat as a sale any portion of the Reorganization. That said, we believe that in the absence of unusual facts pointing to specific situations implicating the disguised sale rules (i.e., redemptions of Acquiring Fund Units in connection with the Reorganization), of which we are unaware, the better view is that transfers of cash from the Acquiring Fund upon ordinary course redemptions in accordance with the terms of sections 2(a)(32) and 22(e) of the 1940 Act following the Reorganization are most likely not disguised sales.

Opinion

With respect to each Reorganization, based on and as described in the foregoing, and subject to the final paragraph hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)	Under Section 723 of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the Reorganization; and

[9]	In addition, it is not clear whether reallocations of partnership liabilities should be treated as deemed contributions to (in cases where a partner share of liabilities increases due to the reallocation), and distributions from (in cases where a partner’s share of liabilities decreases due to the reallocation) the partnership, and therefore as transfers of consideration that could give rise to a disguised sale. In proposed regulations under Section 707, the Service has taken the view that such deemed contributions and distributions should not be treated as resulting in transfers of consideration for purposes of the rules governing the disguised sale of a partnership interest. See, Section 707 Regarding Disguised Sales, Generally, 2004-2 C.B. 1009, 1010 (published in the Federal Register on November 26, 2004). However, the proposed regulations were subsequently withdrawn. See, Withdrawal of Notice of Proposed Rulemaking, 74 Fed. Reg. 3508, 3509 (January 21, 2009).

May 2, 2011

(ii)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the Reorganization will include the Acquired Fund’s holding periods in such assets;

This opinion does not address the tax consequences of the Reorganization to the Acquired Fund unit holders or the Acquiring Fund unit holders. This opinion assumes that each Fund is properly classified as a partnership that is not a publicly traded partnership for federal income tax purposes. However, we note that if both the Acquired Fund and Acquiring Fund were treated as corporations for federal income tax purposes and the combination of the two were treated as a reorganization under Section 368(a) of the Code, or if only the Acquired Fund were treated as a corporation for federal income tax purposes (and the Acquiring Fund had no Section 754 election in place), the same consequences with respect to the basis and holding period of the Transferred Assets in the hands of the Acquiring Fund would result.

You should recognize that our opinions are not binding on the IRS. No ruling as been or will be obtained from the IRS as to the subject matter of the above opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above.

Our opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP

SCHEDULE A

Acquired Fund *	Acquiring Fund *
Disciplined Asset Allocation Portfolios - Conservative	Variable Portfolio - Conservative Portfolio
Disciplined Asset Allocation Portfolios - Moderately Conservative	Variable Portfolio - Moderately Conservative Portfolio
Disciplined Asset Allocation Portfolios - Moderate	Variable Portfolio - Moderate Portfolio
Disciplined Asset Allocation Portfolios - Moderately Aggressive	Variable Portfolio - Moderately Aggressive Portfolio
Disciplined Asset Allocation Portfolios - Aggressive	Variable Portfolio - Aggressive Portfolio

*	An “Acquired Fund” and an “Acquiring Fund” are “corresponding” if they are listed on the same row.

March 7, 2011

Acquired Funds listed on Schedule A

c/o Columbia Management Investment Services Corp.

P.O. Box 8081

Boston, MA 02266-8081

Acquiring Funds listed on Schedule B

c/o Columbia Management Investment Services Corp.

P.O. Box 8081

Boston, MA 02266-8081

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Redomiciling (the “Agreement”) dated December 20, 2010, by and among: (i) Each entity listed as an “Acquired Company” on Schedule A attached hereto (“Schedule A”), organized as the corresponding “State and Form of Organization” listed on Schedule A, on behalf of either itself or each of its series, in each case listed as a corresponding “Acquired Fund” on Schedule A; (ii) each entity listed as an “Acquiring Company” on Schedule A, organized as a Massachusetts business trust, on behalf of each of its series listed as a corresponding “Acquiring Fund” on Schedule A; and (iii) Columbia Management Investment Advisers, LLC (“Columbia Management”), the investment adviser to the Acquired Funds and the Acquiring Funds. The Agreement describes 43 proposed reorganizations (each, a “Reorganization”) to occur as of the date of this letter (the “Closing Date”). Under the Agreement, each Reorganization is to be treated as if the Reorganization had been the subject of a separate agreement. In each Reorganization, one Acquiring Fund will acquire substantially all of the assets of the corresponding Acquired Fund listed on Schedule A in exchange for shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund following which the Acquiring Fund Shares received by the Acquired Fund will be distributed by the Acquired Fund to its shareholders in liquidation and termination of the Acquired Fund. In respect of each Reorganization, this opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of the applicable Acquired Fund and Acquiring Fund, pursuant to Section 8.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

In the case of each Reorganization, the Acquired Fund is either registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management

March 7, 2011

investment company or is a series of the corresponding Acquired Company, in which case the Acquired Company is so registered. Shares of the Acquired Fund are redeemable at net asset value at each shareholder’s option. The Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

In the case of each Reorganization, the Acquiring Fund is a series of its corresponding Acquiring Company listed on Schedule A, which is registered under the 1940 Act as an open-end management investment company. Shares of the Acquiring Fund are redeemable at net asset value at each shareholder’s option. The Acquiring Fund will elect to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, with respect to each Reorganization between an Acquired Fund and its corresponding Acquiring Fund listed on Schedule A, we have considered the Agreement, the Combined Prospectus/Proxy Statement filed on December 28, 2010, and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

With respect to each Reorganization between an Acquired Fund and its corresponding Acquiring Fund listed on Schedule A, based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that, subject to the final paragraph hereof, for U.S. federal income tax purposes:

(i)	The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquired Fund and Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)	No gain or loss will be recognized by Acquired Fund upon (a) the transfer of its assets to Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund or (b) the distribution of the Acquiring Fund Shares by Acquired Fund to its shareholders in liquidation;

(iii)	No gain or loss will be recognized by Acquiring Fund upon receipt of the assets of Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund;

(iv)	The tax basis in the hands of Acquiring Fund of the assets of Acquired Fund transferred to Acquiring Fund in the Reorganization will be the same as the tax basis of such assets in the hands of Acquired Fund immediately prior to the transfer;

March 7, 2011

(v)	The holding periods of the assets of Acquired Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Acquired Fund;

(vi)	No gain or loss will be recognized by Acquired Fund shareholders upon the exchange of their shares of Acquired Fund for the Acquiring Fund Shares;

(vii)	The aggregate tax basis of the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(viii)	The holding period for the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will include the period for which the shareholder held the Acquired Fund shares exchanged therefor, provided that the shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

(ix)	Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours, /s/ Ropes & Gray LLP Ropes & Gray LLP

SCHEDULE A

Acquired Fund † (Name Prior to Sept. 27, 2010)	Acquired Fund † (Name Effective on Sept. 27, 2010)	Fiscal Year End †	Acquired Company †	State and Form of Organization †	Acquiring Fund †	Acquiring Company †
RiverSource Absolute Return Currency and Income Fund	Columbia Absolute Return Currency and Income Fund	10/31	RiverSource Global Series, Inc.	Minnesota corporation	Columbia Absolute Return Currency and Income Fund	RiverSource Series Trust

RiverSource Cash Management Fund	Columbia Money Market Fund	7/31	RiverSource Money Market Series, Inc.	Minnesota corporation	Columbia Money Market Fund	RiverSource Series Trust

RiverSource Disciplined Equity Fund	Columbia Large Core Quantitative Fund	7/31	RiverSource Large Cap Series, Inc.	Minnesota corporation	Columbia Large Core Quantitative Fund	RiverSource Series Trust

RiverSource Disciplined Large Cap Growth Fund	Columbia Large Growth Quantitative Fund	9/30	RiverSource Investment Series, Inc.	Minnesota corporation	Columbia Large Growth Quantitative Fund	RiverSource Series Trust

RiverSource Disciplined Large Cap Value Fund	Columbia Large Value Quantitative Fund	9/30	RiverSource Investment Series, Inc.	Minnesota corporation	Columbia Large Value Quantitative Fund *	RiverSource Series Trust

RiverSource Diversified Bond Fund	Columbia Diversified Bond Fund	8/31	RiverSource Diversified Income Series, Inc.	Minnesota corporation	Columbia Diversified Bond Fund	RiverSource Series Trust

RiverSource Diversified Equity Income Fund	Columbia Diversified Equity Income Fund	9/30	RiverSource Investment Series, Inc.	Minnesota corporation	Columbia Diversified Equity Income Fund	RiverSource Series Trust

RiverSource Dividend Opportunity Fund	Columbia Dividend Opportunity Fund	6/30	RiverSource Sector Series, Inc.	Minnesota corporation	Columbia Dividend Opportunity Fund	RiverSource Series Trust

RiverSource Emerging Markets Bond Fund	Columbia Emerging Markets Bond Fund	10/31	RiverSource Global Series, Inc.	Minnesota corporation	Columbia Emerging Markets Bond Fund	RiverSource Series Trust

RiverSource Equity Value Fund	Columbia Equity Value Fund	3/31	RiverSource Strategy Series, Inc.	Minnesota corporation	Columbia Equity Value Fund	RiverSource Series Trust

RiverSource Floating Rate Fund	Columbia Floating Rate Fund	7/31	RiverSource Bond Series, Inc.	Minnesota corporation	Columbia Floating Rate Fund	RiverSource Series Trust

RiverSource Global Bond Fund	Columbia Global Bond Fund	10/31	RiverSource Global Series, Inc.	Minnesota corporation	Columbia Global Bond Fund	RiverSource Series Trust

RiverSource Government Money Market Fund, Inc.	Columbia Government Money Market Fund, Inc.	12/31	Columbia Government Money Market Fund, Inc.	Maryland corporation	Columbia Government Money Market Fund, Inc.	RiverSource Series Trust

RiverSource High Yield Bond Fund	Columbia High Yield Bond Fund	5/31	RiverSource High Yield Income Series, Inc.	Minnesota corporation	Columbia High Yield Bond Fund	RiverSource Series Trust

RiverSource Income Builder Basic Income Fund	Columbia Income Builder Fund	1/31	RiverSource Income Series, Inc.	Minnesota corporation	Columbia Income Builder Fund *	RiverSource Series Trust

RiverSource Income Opportunities Fund	Columbia Income Opportunities Fund	7/31	RiverSource Bond Series, Inc.	Minnesota corporation	Columbia Income Opportunities Fund *	RiverSource Series Trust

RiverSource Inflation Protected Securities Fund	Columbia Inflation Protected Securities Fund	7/31	RiverSource Bond Series, Inc.	Minnesota corporation	Columbia Inflation Protected Securities Fund	RiverSource Series Trust

RiverSource Limited Duration Bond Fund	Columbia Limited Duration Credit Fund	7/31	RiverSource Bond Series, Inc.	Minnesota corporation	Columbia Limited Duration Credit Fund	RiverSource Series Trust

RiverSource Mid Cap Growth Fund	Columbia Mid Cap Growth Opportunity Fund	11/30	RiverSource Equity Series, Inc.	Minnesota corporation	Columbia Mid Cap Growth Opportunity Fund	RiverSource Series Trust

RiverSource Mid Cap Value Fund	Columbia Mid Cap Value Opportunity Fund	9/30	RiverSource Investment Series, Inc.	Minnesota corporation	Columbia Mid Cap Value Opportunity Fund	RiverSource Series Trust

RiverSource Minnesota Tax-Exempt Fund	Columbia Minnesota Tax-Exempt Fund	8/31	RiverSource Special Tax-Exempt Series Trust	Massachusetts business trust	Columbia Minnesota Tax-Exempt Fund *	RiverSource Series Trust

RiverSource Partners International Select Value Fund	Columbia Multi-Advisor International Value Fund	10/31	RiverSource International Managers Series, Inc.	Minnesota corporation	Columbia Multi-Advisor International Value Fund	RiverSource Series Trust

Acquired Fund † (Name Prior to Sept. 27, 2010)	Acquired Fund † (Name Effective on Sept. 27, 2010)	Fiscal Year End †	Acquired Company †	State and Form of Organization †	Acquiring Fund †	Acquiring Company †
RiverSource Partners Small Cap Value Fund	Columbia Multi-Advisor Small Cap Value Fund	5/31	RiverSource Managers Series, Inc.	Minnesota corporation	Columbia Multi-Advisor Small Cap Value Fund	RiverSource Series Trust

RiverSource Portfolio Builder Aggressive Fund	Columbia Portfolio Builder Aggressive Fund	1/31	RiverSource Market Advantage Series, Inc.	Minnesota corporation	Columbia Portfolio Builder Aggressive Fund	RiverSource Series Trust

RiverSource Portfolio Builder Conservative Fund	Columbia Portfolio Builder Conservative Fund	1/31	RiverSource Market Advantage Series, Inc.	Minnesota corporation	Columbia Portfolio Builder Conservative Fund	RiverSource Series Trust

RiverSource Portfolio Builder Moderate Aggressive Fund	Columbia Portfolio Builder Moderate Aggressive Fund	1/31	RiverSource Market Advantage Series, Inc.	Minnesota corporation	Columbia Portfolio Builder Moderate Aggressive Fund	RiverSource Series Trust

RiverSource Portfolio Builder Moderate Conservative Fund	Columbia Portfolio Builder Moderate Conservative Fund	1/31	RiverSource Market Advantage Series, Inc.	Minnesota corporation	Columbia Portfolio Builder Moderate Conservative Fund	RiverSource Series Trust

RiverSource Portfolio Builder Moderate Fund	Columbia Portfolio Builder Moderate Fund	1/31	RiverSource Market Advantage Series, Inc.	Minnesota corporation	Columbia Portfolio Builder Moderate Fund	RiverSource Series Trust

RiverSource Short-Term Cash Fund	Columbia Short-Term Cash Fund	7/31	RiverSource Short Term Investments Series, Inc.	Minnesota corporation	Columbia Short-Term Cash Fund	RiverSource Series Trust

RiverSource Strategic Allocation Fund	Columbia Strategic Allocation Fund	9/30	RiverSource Strategic Allocation Series, Inc.	Minnesota corporation	Columbia Strategic Allocation Fund	RiverSource Series Trust

RiverSource Tax-Exempt Bond Fund	Columbia AMT-Free Tax-Exempt Bond Fund	11/30	RiverSource Tax-Exempt Series, Inc.	Minnesota corporation	Columbia AMT-Free Tax-Exempt Bond Fund	RiverSource Series Trust

RiverSource U.S. Government Mortgage Fund	Columbia U.S. Government Mortgage Fund	5/31	RiverSource Government Income Series, Inc.	Minnesota corporation	Columbia U.S. Government Mortgage Fund *	RiverSource Series Trust

Seligman Communications and Information Fund, Inc.	Columbia Seligman Communications and Information Fund, Inc.	12/31	Columbia Seligman Communications and Information Fund, Inc.	Maryland corporation	Columbia Seligman Communications and Information Fund, Inc.	RiverSource Series Trust

Seligman Frontier Fund, Inc.	Columbia Frontier Fund, Inc.	10/31	Columbia Frontier Fund, Inc.	Maryland corporation	Columbia Frontier Fund, Inc.	RiverSource Series Trust

Seligman Global Technology Fund	Columbia Seligman Global Technology Fund	10/31	Seligman Global Fund Series, Inc.	Maryland corporation	Columbia Seligman Global Technology Fund *	RiverSource Series Trust

Seligman Global Technology Portfolio	Seligman Global Technology Portfolio	12/31	Seligman Portfolios, Inc.	Maryland corporation	Seligman Global Technology Portfolio *	RiverSource Variable Series Trust

Seligman Large-Cap Value Fund	Columbia Select Large-Cap Value Fund	12/31	Seligman Value Fund Series, Inc.	Maryland corporation	Columbia Select Large-Cap Value Fund	RiverSource Series Trust

Seligman Smaller-Cap Value Fund	Columbia Select Smaller-Cap Value Fund	12/31	Seligman Value Fund Series, Inc.	Maryland corporation	Columbia Select Smaller-Cap Value Fund	RiverSource Series Trust

Threadneedle Asia Pacific Fund	Columbia Asia Pacific ex-Japan Fund	10/31	RiverSource International Series, Inc.	Minnesota corporation	Columbia Asia Pacific ex-Japan Fund	RiverSource Series Trust

Threadneedle Emerging Markets Fund	Columbia Emerging Markets Opportunity Fund	10/31	RiverSource Global Series, Inc.	Minnesota corporation	Columbia Emerging Markets Opportunity Fund	RiverSource Series Trust

Threadneedle European Equity Fund	Columbia European Equity Fund	10/31	RiverSource International Series, Inc.	Minnesota corporation	Columbia European Equity Fund	RiverSource Series Trust

Threadneedle Global Equity Fund	Columbia Global Equity Fund	10/31	RiverSource Global Series, Inc.	Minnesota corporation	Columbia Global Equity Fund *	RiverSource Series Trust

Threadneedle Global Extended Alpha Fund	Columbia Global Extended Alpha Fund	10/31	RiverSource Global Series, Inc.	Minnesota corporation	Columbia Global Extended Alpha Fund	RiverSource Series Trust

†

An “Acquired Fund,” a “Fiscal Year End,” an “Acquired Company,” a “State and Form of Organization,” an “Acquiring Fund” and an “Acquiring Company” are “corresponding” if they are listed on the same row.

*	Subsequent to the Reorganization and as part of a separate plan, Acquiring Fund is expected to acquire another regulated investment company.